DREYFUS PREMIER SHORT-INTERMEDIATE MUNICIPAL BOND FUND

DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND

On March 13, 2015, Dreyfus Short-Intermediate Municipal Bond Fund, a series of Dreyfus Premier Short-Intermediate Municipal Bond Fund (the "Fund"), purchased 1,500 General Revenue Bonds issued by the Regents of the University of California (CUSIP No. 91412GWK7) (the "Bonds") at a purchase price of $117.03 per Bond, including underwriter compensation of .30% per Bond.  The Bonds were purchased from Barclays Capital, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

Alamo Capital
Barclays Capital
Backstrom McCarley Berry & Co., LLC
BNY Mellon Capital Markets, LLC
Cabrera Capital Markets, LLC
CastleOak Securities, L.P.
Fidelity Capital Markets
FTN Financial Capital Markets
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Loop Capital Markets
Morgan Stanley
Prager & Co., LLC
Ramirez & Co., Inc.
Raymond James
RBC Capital Markets
Siebert Brandford Shank & Co., L.L.C.
Stifel
Sutter Securities Incorporated
Wells Fargo Securities
The Williams Capital Group, L.P.

Accompanying this statement are materials presented to the Board of Trustees for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on April 30, 2015.  These materials include additional information about the terms of the transaction.

DREYFUS PREMIER SHORT-INTERMEDIATE MUNICIPAL BOND FUND

DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND

On January 16, 2015, Dreyfus Short-Intermediate Municipal Bond Fund, a series of Dreyfus Premier Short-Intermediate Municipal Bond Fund (the "Fund"), purchased 1,500 Transportation Revenue Bonds, Series 2015A, issued by the Metropolitan Transportation Authority (CUSIP No. 59259Y4A4) (the "Bonds") at a purchase price of $119.353 per Bond, including underwriter compensation of .375% per Bond.  The Bonds were purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

Barclays Capital
BofA Merrill Lynch
BNY Mellon Capital Markets, LLC
Cabrera Capital Markets, LLC
CastleOak Securities, L.P.
Citigroup
Duncan-Williams, Inc.
Estrada Hinojosa & Company, Inc.
Fidelity Capital Markets
Goldman, Sachs & Co.
Janney Montgomery Scott
Jefferies
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
M&T Securities, Inc.
Mesirow Financial, Inc.
Morgan Stanley
Piper Jaffray & Co.
PNC Capital Markets LLC
Oppenheimer & Co. Inc.
Ramirez & Co., Inc.
Raymond James
RBC Capital Markets
Rice Financial Products Company
Roosevelt & Cross, Incorporated
Siebert Brandford Shank & Co., L.L.C.
Stern Brothers & Co.
Stifel
TD Securities
US Bancorp
Wells Fargo Securities
The Williams Capital Group, L.P.

Accompanying this statement are materials presented to the Board of Trustees for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on April 30, 2015.  These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/10/15